Exhibit g(6) under Form N-1A

Exhibit 10 under Item 601/Reg. S-K

EIGHTH AMENDMENT TO

CUSTODY AGREEMENT

THIS AMENDMENT TO CUSTODY AGREEMENT (“Amendment”) is by and between the registered investment companies listed on Schedule II to the Agreement, as may be amended from time to time, (each stand alone registered investment company and each Series a “Fund” and collectively the “Funds”) and The Bank of New York Mellon (the “Custodian”).

W I T N E S S E T H:

WHEREAS, the Funds and the Custodian are parties to that certain Custody Agreement (the “Agreement”) dated June 7, 2005, amended November 7, 2007, September 5, 2008, September 8, 2009, October 23, 2009, November 13, 2009, January 13, 2010 and September 1, 2010, between the Funds listed on Schedule II of the Agreement, as amended and restated by Exhibit A attached hereto and the Custodian.

WHEREAS, each Fund is registered as a management investment company, or a series thereof, under the Investment Company Act of 1940, as amended; and

WHEREAS, the Funds and the Custodian desire to amend the Agreement subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Article IX of the Agreement is hereby deleted in its entirety and replaced with the following language:

1. The Agreement shall become effective on March 1, 2011 and shall remain in full force and effect for a period of four (4) years (the “Initial Term”) and shall automatically continue in full force and effect after such Initial Term unless either party terminates this Agreement by written notice to the other party at least six (6) months prior to the expiration of the Initial Term. Additionally, if the Custodian (or any of its affiliates) engages in (i) any act or omission which constitutes a breach of any representation, warranty, term, or obligation contained in this Agreement, which upon notice the Custodian has not cured within 5 business days or (ii) any act or omission which constitutes negligence, reckless misconduct, willful malfeasance, or lack of good faith in fulfilling the terms and obligations of this Agreement, then each Fund shall have the right to immediately terminate this Agreement.

In the event such notice is given by the Fund, it shall be accompanied by a copy of a resolution of the board of the Fund, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and designating a successor Custodian or Custodians, each of which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits.

In the event such notice is given by Custodian, the Fund shall, on or before the termination date, deliver to Custodian a copy of a resolution of the board of the Fund, certified by the Secretary or any Assistant Secretary, designating a successor Custodian or Custodians. In the absence of such designation by the Fund, Custodian may designate a successor Custodian which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. Upon the date set forth in such notice this Agreement shall terminate, and Custodian shall upon receipt of a notice of acceptance by the successor Custodian on that date deliver directly to the successor Custodian all Securities and money then owned by the Fund and held by it as Custodian, after deducting any fees, expenses and other accounts for the payment or reimbursement of which it shall then be entitled.

2. If a successor Custodian is not designated by the Fund or Custodian in accordance with the preceding Section, the Fund shall upon the date specified in the notice of termination of this Agreement and upon the delivery by Custodian of all Securities (other than Securities which cannot be delivered to the Fund) and money then owned by the Fund be deemed to be its own Custodian and Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities which cannot be delivered to the Fund to hold such Securities hereunder in accordance with this Agreement.

2. The Agreement shall remain in full force and effect as amended by this Amendment.

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IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of March 1, 2011.

Each of the registered investment companies or series

thereof listed on Schedule II to the Custody

Agreement, as amended from time to time

By: /s/ Richard A. Novak

Name: Richard A. Novak

Title: Treasurer

THE BANK OF NEW YORK MELLON

By: /s/ Andrew Pfeifer

Title: Vice President

NINTH AMENDMENT TO

CUSTODY AGREEMENT

THIS AMENDMENT TO CUSTODY AGREEMENT (“Amendment”) is by and between the registered investment companies listed on Schedule II to the Agreement, as may be amended from time to time, (each stand alone registered investment company and each Series a “Fund” and collectively the “Funds”) and The Bank of New York Mellon (the “Custodian”).

W I T N E S S E T H:

WHEREAS, the Funds and the Custodian are parties to that certain Custody Agreement (the “Agreement”) dated June 7, 2005, amended November 7, 2007, September 5, 2008, September 8, 2009, October 23, 2009, November 13, 2009, January 13, 2010, September 1, 2010, and March 1, 2011, between the Funds listed on Schedule II of the Agreement, as amended and restated by Exhibit A attached hereto and the Custodian;

WHEREAS, each Fund is registered as a management investment company under the Investment Company Act of 1940, as amended;

WHEREAS, the Funds and the Custodian desire to add Funds to Schedule II, effective March 25, 2011; and

WHEREAS, the Funds and the Custodian desire to amend the Agreement subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. The Funds listed in Schedule II to the Agreement, Schedule I of the Joint Trading Account Agreement, and Schedule I of the Foreign Custody Manager Agreement are amended and restated to include the funds listed on Exhibit A attached hereto.

2. Within the Non-Money Market Fund Fee Schedule, the section entitled “Funds” following the section entitled “Earnings Credit Arrangement” is replaced in its entirety with the section entitled “Funds” attached hereto as Exhibit B.

3. The Agreement shall remain in full force and effect as amended by this Amendment.

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of March 25, 2011.

Each of the registered investment companies or series

thereof listed on Exhibit A attached hereto

By: /s/ Richard A. Novak

Name: Richard A. Novak

Title: Treasurer

THE BANK OF NEW YORK MELLON

By: /s/ Andrew Pfeifer

Title: Vice President

Exhibit A

Schedule II of the Custody Agreement;

Schedule I of the Joint Trading Account Agreement;

Schedule I of the Foreign Custody Manager Agreement

A. Non-Money Market Funds

Federated Enhanced Treasury Income Fund

Federated Global Equity Fund

Federated InterContinental Fund

Federated Intermediate Municipal Trust

Federated International Bond Fund

Federated International Bond Strategy Portfolio

Federated Emerging Market Debt Fund

Federated International Leaders Fund

Federated International Small-Mid Company Fund

Federated International Strategic Value Dividend Fund

Federated Market Opportunity Fund

Federated MDT Stock Trust

Federated Michigan Intermediate Municipal Trust

Federated Muni and Stock Advantage Fund

Federated Municipal High Yield Advantage Fund

Federated Municipal Ultrashort Fund

Federated Municipal Securities Fund, Inc.

Federated New York Municipal Income Fund

Federated Ohio Municipal Income Fund

Federated Pennsylvania Municipal Income Fund

Federated Premier Intermediate Municipal Income Fund

Federated Premier Municipal Income Fund

Federated Prudent DollarBear Fund

Federated Short-Intermediate Duration Municipal Trust

Federated Unconstrained Bond Fund

B. Money Market Funds

Federated Automated Government Cash Reserves

Federated Capital Reserves Fund

Federated Government Obligations Tax-Managed Fund

Federated Government Reserves Fund

Federated Municipal Trust

Federated U.S. Treasury Cash Reserves

Exhibit B

Amended and Restated

Section entitled “Funds”

of the Non-Money Market Fund Fee Schedule

(Exhibit D to Amendment dated November 8, 2007)

FUNDS

Federated Enhanced Treasury Income Fund

Federated Global Equity Fund

Federated InterContinental Fund

Federated Intermediate Municipal Trust

Federated International Bond Fund

Federated International Bond Strategy Portfolio

Federated Emerging Market Debt Fund

Federated International Leaders Fund

Federated International Small-Mid Company Fund

Federated International Strategic Value Dividend Fund

Federated Market Opportunity Fund

Federated MDT Stock Trust

Federated Michigan Intermediate Municipal Trust

Federated Muni and Stock Advantage Fund

Federated Municipal High Yield Advantage Fund

Federated Municipal Ultrashort Fund

Federated Municipal Securities Fund, Inc.

Federated New York Municipal Income Fund

Federated Ohio Municipal Income Fund

Federated Pennsylvania Municipal Income Fund

Federated Premier Intermediate Municipal Income Fund

Federated Premier Municipal Income Fund

Federated Prudent DollarBear Fund

Federated Short-Intermediate Duration Municipal Trust

Federated Unconstrained Bond Fund

TENTH AMENDMENT TO

CUSTODY AGREEMENT

THIS AMENDMENT (“Amendment”) TO THE CUSTODY AGREEMENT dated June 7, 2005, amended November 7, 2007, September 5, 2008, September 8, 2009, October 23, 2009, November 13, 2009, January 13, 2010, September 1, 2010, March 1, 2011 and March 25, 2011 (the “Agreement”), by and between the registered investment companies listed on Schedule II to the Agreement, as may be amended from time to time (each stand alone registered investment company and each Series a “Fund” and collectively the “Funds”), and The Bank of New York Mellon (the “Custodian”).

WHEREAS, each Fund is registered as a management investment company, or certain services thereof, under the Investment Company Act of 1940, as amended; and

WHEREAS, the Funds and the Custodian desire to amend the Agreement subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

2. The following article shall be added to the Agreement as a new Article XI “CUSTODY OF LOAN DOCUMENT FILES AND RELATED SERVICES”:

(a)                 1. As used in this Article XI, the following terms shall have the meanings set forth below:

(b)                 “Loan Document File” shall mean a hard copy file delivered to and received by Custodian hereunder.

(c)                 “Loan Documents” shall mean all documents and instruments relating to any Loans (as hereinafter defined), including, without limitation, loan or credit agreements, assignment and acceptance agreements, promissory notes, participation agreements, deeds, mortgages and security agreements contained in a Loan Document File.

(d)                 “Loans” shall mean the bank loans or loan commitments held in the Fund.

(e)                 “Servicer” shall mean the agent appointed by the applicable Fund to service the Loans, which initially shall be the Custodian, provided that the parties have entered into a separate loan servicing agreement (the “Loan Servicing Agreement”).

(f)                  2. It is understood and agreed that unless Custodian and the Fund enter into a duly executed Loan Servicing Agreement, all references to the Servicer hereunder shall refer to a person or entity other than Custodian. Upon execution of such Loan Servicing Agreement, all such references shall be to Custodian.

(g)                 3. The Servicer, as agent for the Fund, shall be solely responsible for the servicing of all Loans. All payments by or on behalf of borrowers under the Loans received by Custodian shall be credited to the Account.

(h)                 4. It is understood and agreed that Custodian shall have no responsibility for maintaining any records of account activity relating to each Loan, including without limitation, all amortization schedules, records of transfer, pay-off, assignment, participation, sale, modification, termination or other changes in the Loans, except as provided for in the Loan Servicing Agreement between the Funds and Custodian dated March 25, 2011.

(i)                   5. Upon origination, modification or other change in any Loan, the Fund shall promptly deliver or cause to be delivered to Custodian all relevant Loan Documents. It is understood and agreed that Custodian will accept any file purporting to be a Loan Document File for custody hereunder “as is” and without any examination. Any duty Custodian may have to review or inspect any Loan Documents or to determine the contents of Loan Document Files shall only be pursuant to the terms and conditions of the Loan Servicing Agreement. No such duties or obligations shall be imposed on Custodian under the Agreement. Under no circumstances will Custodian be required to issue a trust receipt (or similar instrument) with respect to the Loan Document Files or their contents. Account statements will only reflect an inventory of the Loan Document Files that Custodian holds in custody hereunder without any representation as to the contents thereof.

(j)                   6. No director, officer, employee or agent of the Fund shall have physical access to the Loan Document Files or be authorized or permitted to withdraw any Loan Documents nor shall Custodian deliver any Loan Documents to any such person, unless such access or withdrawal has been duly authorized by a resolution of the board of directors of the Fund. All such access shall be by two or more persons jointly, at least one of whom is an officer of the Fund.

3. All Loan Documents and Loan Document Files in the possession of the Custodian are and shall remain the property of the Fund.

4. This Amendment shall be governed by and construed in accordance with the laws of the State of New York. This Amendment shall become effective as of the date hereof upon execution by the parties hereto. From and after the execution hereof, any reference to the Agreement shall be a reference to the Agreement as amended hereby. In the event of any conflict between the terms of this Amendment and the terms of the Agreement, the terms of the Amendment shall control. Except as amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties thereto.

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of March 25, 2011.

Each of the registered investment companies or series
thereof listed on Schedule II to the Agreement

By: /s/ Richard A. Novak

Name: Richard A. Novak

Title: Treasurer

THE BANK OF NEW YORK MELLON

By: /s/ Mary Jean Milner

Title: Vice President

LOAN SERVICING ANNEX AND SUPPLEMENT

TO THE CUSTODY AGREEMENT

This Loan Servicing Annex and Supplement (the “Loan Servicing Agreement”) a part of the Custody Agreement dated June 7, 2005, amended November 7, 2007, September 5, 2008, September 8, 2009, October 23, 2009, November 13, 2009, January 13, 2010, September 1, 2010, March 1, 2011, and March 25, 2011 (the “Custody Agreement”), between the registered investment companies listed on Schedule II to the Custody Agreement, as may be amended from time to time (each stand alone registered investment company and each Series a “Fund” and collectively the “Funds”) and The Bank of New York Mellon (the “Custodian”). Capitalized terms used but not defined shall have the meanings ascribed to them in the Custody Agreement.

WHEREAS, the Funds and the Custodian desire to supplement the Custody Agreement to provide for the servicing of loans held as assets of the Funds, subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the agreements, covenants and representations herein contained, the parties hereto agree as follows:

2.

3.                  1. The Services. Custodian shall provide to the Funds the services described in Exhibit A attached hereto (which services are hereinafter referred to as the “Services”). The Funds shall, promptly after the date hereof, deliver or cause to be delivered to Custodian copies of all documents and information listed on Schedule II to this Loan Servicing Agreement relating to the loans or loan commitments (the “Loans”) being serviced for the loan portfolio(s) described on Exhibit A-1 (the “Portfolio(s)”).

4.

5.                  2. Service Fees. In consideration of the performance of the Services by Custodian, each Fund shall pay Custodian in accordance with the fee arrangements set forth on Schedule I to this Loan Servicing Agreement (the “Service Fees”). Except for such sums as are payable upon the execution hereof, if any, Custodian shall send an invoice for the Service Fees to the applicable Fund within thirty (30) days after the end of each calendar quarter during the term hereof and such invoice shall be payable upon receipt.

6.

7.                  3. Delegation. Custodian is hereby authorized to assign its rights and delegate its duties hereunder to a BNY Affiliate, whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder, without any further notice to the Funds. The Funds agree to be bound by all actions taken by such BNY Affiliate pursuant to the preceding sentence to the same extent as if they were taken by Custodian, it being understood and agreed that no such assignment or delegation shall discharge Custodian from its obligations hereunder. Accordingly, Custodian is fully responsible to the Funds for the acts or omissions of such BNY Affiliate under the Agreement to the same extent that Custodian would be liable for such acts or omissions had Custodian not delegated such services to such BNY Affiliate. If so advised by Custodian, the Funds shall provide Instructions or other information directly to such BNY Affiliate rather than to Custodian.

8.

9.                  4. Notice of Default. Custodian shall not be deemed to have knowledge or notice of the occurrence of any default or event of default under the Loans unless Custodian has received notice from a Fund referring to this Loan Servicing Agreement, describing such default or event of default and stating that such notice is a “notice of default.” Such notice will be delivered in a manner permitted under the Custody Agreement. Custodian shall take such action with respect to such default or event of default as shall be reasonably directed by such Fund; provided that unless and until Custodian shall have received such directions, Custodian may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such default or event of default as it shall deem advisable in the best interests of such Fund.

10.

11.              5. Non-Reliance by the Funds. The Funds expressly acknowledge that neither Custodian nor any of its officers, directors, employees, agents, attorneys, attorneys-in-fact or affiliates have made any representations or warranties pursuant to this Loan Servicing Agreement and that no act by Custodian hereafter taken, including, without limitation, any review of the affairs of any borrower or any affiliate of any borrower, shall be deemed to constitute any representation or warranty by Custodian with respect to the Loans. The Funds represent to Custodian that they have, independently and without reliance upon Custodian, and based on such documents and information as they shall deem appropriate at the time, made their own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of any borrower and its affiliates and made their own decisions to make and/or purchase the Loans. The Funds also represent that they will, independently and without reliance upon Custodian, and based on such documents and information as they shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action with respect to the Loans, and to make such investigation as they deem necessary to inform them as to the business, operations, property, financial and other condition and creditworthiness of any borrower. Except for notices, reports and other documents expressly required to be furnished to the Funds by the Custodian, Custodian shall not have any duty or responsibility to provide the Funds with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any borrower that may come into the possession of the Custodian or any of its officers, directors, employees, agents, attorneys, attorneys-in-fact or affiliates.

12.

13.              6. Advances. Custodian shall not be obligated to make any advances or make any payments to any party out of its own funds and no provision of this Loan Servicing Agreement or any other document executed in connection herewith shall require Custodian to expend or risk its own funds in the performance of any of its duties hereunder.

14.

15.              7. Event of Default by Custodian. The following shall constitute a “Custodian Event of Default” hereunder:

16.

17.              The commencement of a case or other proceeding seeking liquidation, reorganization or other similar relief with respect to Custodian or its debts under any bankruptcy, insolvency or similar law or seeking the appointment of a receiver, trustee, liquidator, conservator, administrator, custodian or other similar official for Custodian or Custodian’s property and such decree or order shall have remained in force undischarged or unstayed for a period of thirty (30) days.

18.

19.              8. Event of Default by a Fund. The following shall constitute a “Fund Event of Default” hereunder:

20.

21.              The commencement of a case or other proceeding seeking liquidation, reorganization or other similar relief with respect to a Fund or its debts under any bankruptcy, insolvency or similar law or seeking the appointment of a receiver, trustee, liquidator, conservator, administrator, custodian or other similar official for such Fund or such Fund’s property and such decree or order shall have remained in force undischarged or unstayed for a period of thirty (30) days.

22.

23.              9. Remedies.

24.

25.              (a) If a Custodian Event of Default shall occur, the Funds may terminate this Loan Servicing Agreement immediately upon the delivery of written notice to Custodian, and shall, subject to the limitations contained in the Custody Agreement, be entitled to any and all other rights and remedies under law or in equity.

26.

27.              (b) If a Fund Event of Default shall occur, Custodian may terminate this Loan Servicing Agreement and resign immediately upon the delivery of written notice to the Funds, and shall, subject to the limitations contained in the Custody Agreement, be entitled to any and all other rights and remedies under law or in equity.

28.

29.              10. Termination for No Cause. Either Custodian or the Funds may terminate: (a) this Loan Servicing Agreement in its entirety or (b) the Services as to any particular portfolio of loans or as to a loan or loans without terminating this Loan Servicing Agreement in its entirety, for any or no reason upon the providing of ninety (90) days’ advance written notice to the other parties.

30.

31.              11. NOTICE REQUIRED BY THE USA PATRIOT ACT. Each Fund hereby acknowledges that Custodian is subject to federal laws, including the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which Custodian must obtain, verify and record information that allows Custodian to identify its customers. Accordingly Custodian will ask the Funds to provide certain information including, but not limited to, the name of each Fund, physical address, tax identification number and other information that will help Custodian to identify and verify each Fund’s identity such as organizational documents, ownership, certificate of good standing, license to do business, or other pertinent identifying information.

32.              12. Custody Agreement. The parties understand and agree that this Loan Servicing Agreement shall be subject to the term and conditions of the Custody Agreement. In the event of any inconsistency between the terms and conditions of the Custody Agreement and the Loan Servicing Agreement, the terms and conditions of the Loan Servicing Agreement shall govern.

33.

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IN WITNESS WHEREOF, the parties have caused this Loan Servicing Agreement to be executed by their respective officers, thereunto duly authorized, as of March 25, 2011.

THE BANK OF NEW YORK MELLON	Each of the registered investment companies or series thereof listed on Schedule II to the Custody Agreement

By: /s/ Mary Jean Milner	By: /s/ Richard A. Novak
Name: Mary Jean Milner	Name: Richard A. Novak
Title: Vice President	Title: Treasurer

EXHIBIT A

Schedule of Services

1. With respect to the Loans to be serviced hereunder, the parties agree that Custodian shall perform the following services for each Fund whose Portfolio(s) are identified in Exhibit A-1 (the “Services”):

(a)                    Set-Up / File Maintenance.

(i)              Custodian shall accept from the Fund or its designee, the relevant information pertaining to the Loans, and thereafter maintain paper or electronic copies of same in Custodian’s system, including as available or appropriate, copies of all new assignment and acceptance agreements, participation agreements, funding memoranda, current loan or credit agreements. Copies of such information shall be retained by Custodian for the period(s) required by the Investment Company Act of 1940, as amended, and the rules thereunder.

(ii)            Enter into the Custodian’s loan tracking system, and maintain a loan database containing information provided to the Custodian from time to time by the Fund or agent banks for the Loans with respect to (i) the obligor name for each Loan, (ii) the principal and interest payments made or to be made on the Loans, (iii) the applicable interest rate, interest rate resets and interest accrual periods of each Loan, (iv) the principal balance of each Loan and (v) the funded and commitment balances of, and commitment fees for, each Loan (“Loan Information”).

(iii)           Notwithstanding the foregoing, Custodian as servicer for the Loans, shall not be obligated to accept nor be responsible for holding or safekeeping originals of any securities, promissory notes, certificates of equity or debt ownership or obligations, deeds, mortgages, bonds, security agreements, any other type of negotiable instrument, or any other document related to the Loans.

(iv)          Additionally, the parties agree that, whereas it is necessary hereunder for Custodian to expeditiously obtain and process information, including notices, derived from third-parties, including agents for the Loans, (particularly in connection with providing any reports to the Fund), Custodian shall be entitled to rely upon such third-party information and shall not be required to verify or authenticate in any manner such information. Custodian will be deemed to have acted reasonably in accepting, using and transmitting such information, as contemplated herein.

(b) Assignments / Pay-Offs / Terminations.

(i) Custodian shall further maintain records of information it receives regarding the transfer, pay-off, assignment, participation, sale, modification, termination or other changes in the Loans, and reflect such changes in its system, and in the Reports.

(c) Inquiries/ Record Keeping.

(i) Custodian shall maintain electronic records of material notices it receives from the administrative agents of the Loans regarding the Loans and transactions with respect to the Loans for a period of seven years from receipt.

(ii) Custodian will provide initial response to e-mail or telephone inquiries by the Fund about the Loan within 2 Business Days.

EXHIBIT A-1

List of Portfolios

Federated Emerging Market Debt Fund

Schedule I

Fee Schedule

Custodian agrees to waive its Service Fees for Services provided to the Federated Emerging Market Debt Fund for the servicing of the following Loan:

Cooperativa dos Agricultores da Regiao de Orlandia (CAROL BL) – Term Loan, 4.050%, 9/28/2011

Asset ID: 1439999D4

Par: 600,000

Schedule II

For each Loan purchased by the Portfolio acquired after the execution of this Loan Servicing Agreement:

1.                    Assignment and Acceptance Agreement or Participation Agreement

2.                    Funding Memorandum

3.                    Credit Agreement, if necessary

4.                    Amendments to the Credit Agreement, if any

5.                    Current Amortization Schedule for each Loan, if any